UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2003

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices)               (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

c)    Exhibits

99.1	Text of Unizan Financial Corp. release dated December 2, 2003

Item 12.    Results of Operations and Financial Condition.

Canton, Ohio, December 2, 2003 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced that the Company’s earnings for the fourth quarter and full-year 2003 will be impacted by a one-time charge related to the recently announced resignation of its chief financial officer. Unizan estimates that the total after-tax expense to the Company under an existing severance agreement with Mr. Pennetti will be approximately $2.2 million, or $0.10 per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2003	UNIZAN FINANCIAL CORP.

	By:	/S/ JAMES H. NICHOLSON

	Its:	EVP & Chief Operating Officer